EXHIBIT 99.1

Aly Energy Completes Equity Raise,
Enters Into Amendment to Credit Agreement That Waives Prior Covenant Default

Houston, TX – October 19, 2015 – Aly Energy Services, Inc. (“Aly Energy”) (OTCQB: ALYE) today announced that, effective September 30, 2015, it has closed an equity subscription resulting in net proceeds of $3.35 million and entered into a second amendment to its credit agreement.

Equity Offering

The Company previously reported that it had commenced a private offering to accredited investors of 1,562,500 shares of its common stock at a price of $3.20 per share on June 24, 2015. Effective September 30, 2015, Aly Energy accepted subscriptions for net proceeds of $3.35 million. The proceeds have been used to reduce indebtedness under the Company’s existing credit facility in connection with entering into an amendment to such facility.

Micki Hidayatallah, Chairman and Chief Executive Officer said: “The successful equity raise is a testament to the confidence our investors have in Aly Energy’s long-term vision and market opportunity. This capital infusion strengthens our balance sheet and made it possible for us to negotiate constructively with our lender. Prevailing commodity prices have adversely affected the entire oilfield services sector and Aly Energy is not immune. However, despite the current commodity price environment, we are working diligently to serve our customers with differentiated and cost-effective solutions.”

Amendment to Credit Agreement

Aly Energy entered into a second amendment to its existing credit facility (“Amendment”) effective September 30, 2015. As of June 30, 2015, the Company was in default under the credit facility due to its noncompliance with certain financial covenants. The Amendment waives the Company’s default as of June 30, 2015 and modifies the financial covenants which will be tested through the maturity date of April 30, 2017 to reflect the anticipated impact of the downturn in the oilfield services industry on the Company’s financial performance when compared to its performance in 2014.

In connection with the execution of the Amendment, the Company used proceeds of $3.35 million from its recently closed private offering to make a prepayment on the loan. Subsequent to this payment, the Amendment waives all further principal payments on the remaining $20.1 million of outstanding term borrowings until March 31, 2017 and reduces the size of the revolving credit facility through the maturity date of April 30, 2015 to $1.0 million. As of September 30, 2015, the Company had a borrowing capacity of $1.0 million under the revolving credit facility in addition to a cash balance in excess of $1.0 million.

Micki Hidayatallah, Chairman and Chief Executive Officer added: “Clearly, this Amendment is a positive development for Aly Energy and an important step forward in ensuring our long-term success. The amended agreement provides the Company with the flexibility needed to continue advancing our growth plan, which is focused on both organic growth and selective acquisitions that strengthen our competitive position. Our existing cash balance, expected cash flow from operations and borrowing capacity on the credit line provide liquidity to fund our business plan for the foreseeable future.”

Additional details regarding the Amendment can be accessed in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission, which includes a copy of the Amendment as an exhibit.

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About Aly Energy

Aly Energy Services and its subsidiaries provide equipment and services essential to the drilling and development of oil and gas resources, including mud delivery, solids control, fluid management, and directional drilling and measurement-while-drilling services. The Company serves the Permian Basin (in Texas and New Mexico), Eagle Ford Shale, Utica Shale, Marcellus Shale, Woodford Shale, Granite Wash, Mississippian Lime, and Tuscaloosa Marine Shale.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Aly Energy's business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Aly Energy operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.

Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the "Risk Factors" section) and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Aly Energy undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Contact:

Alya Hidayatallah

Chief Financial Officer

Aly Energy Services, Inc.

713-333-4000

alya@alyenergy.com

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